UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2018

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Global Battery & Lighting Amended and Restated Acquisition Agreement

As previously disclosed by Energizer Holdings, Inc., a Missouri corporation (the “Company”), in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2018, the Company entered into a definitive Acquisition Agreement (the “GBL Acquisition Agreement”) with Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”), pursuant to which the Company agreed to acquire from Spectrum (the “GBL Acquisition”) its global battery, lighting and portable power business (the “GBL Business”) for an aggregate purchase price of $2.0 billion in cash, subject to customary purchase price adjustments.

On November 15, 2018, the Company and Spectrum entered into an Amended and Restated Acquisition Agreement (the “GBL Amended Agreement”), pursuant to which the Company agreed that it would, to the extent required to obtain regulatory approval of the proposed transaction, divest the Europe-based Varta® consumer battery business, including manufacturing and distribution facilities in Germany. Spectrum has agreed to share in any decline in value on the sale of the Europe-based Varta® consumer battery business below the targeted sales price, up to a maximum of $200 million.

Except as set forth above, the material terms of the GBL Amended Agreement are substantially the same as the terms of the GBL Acquisition Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 16, 2018.

Global Auto Care Acquisition Agreement

On November 15, 2018, the Company entered into a definitive Acquisition Agreement (the “GAC Acquisition Agreement” and, together with the GBL Amended Agreement, the “Acquisition Agreements”) with Spectrum. On the terms and subject to the conditions set forth in the GAC Acquisition Agreement, the Company agreed to acquire from Spectrum (the “GAC Acquisition”) its global auto care business (the “GAC Business” and, together with the GBL Business, the “Businesses”) for a purchase price of $937.5 million in cash, subject to adjustments described in the GAC Acquisition Agreement (the “Cash Purchase Price”), plus the Stock Consideration described below and plus a “ticking fee” of up to approximately $6.8 million per month in the event acquisition of the GBL Business has not been completed and the closing of the GAC Acquisition is delayed.

“Stock Consideration” means that number of shares (the “Shares”) of common stock of the Company (the “Common Stock”) that is equal to $312,500,000.00 divided by the volume-weighted average sales price per share of the Common Stock for the 10 consecutive trading days immediately preceding the date of the GAC Acquisition Agreement , as more specifically described in the GAC Acquisition Agreement (the “Common Stock VWAP”), subject to adjustments described in the GAC Acquisition Agreement. In addition, among other things, the Cash Purchase Price will be adjusted based on any difference between the Common Stock VWAP and volume-weighted average sales price per share of the Common Stock for the 20 consecutive trading days beginning on the 10th trading day immediately preceding the date of the GAC Acquisition Agreement.

The GAC Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the GAC Acquisition Agreement, the Company will purchase the equity of certain subsidiaries of Spectrum involved in, and certain assets of Spectrum and its subsidiaries used or held for use primarily in, or that arise primarily out of, the GAC Business, and will assume certain liabilities arising primarily out of or relating primarily to the ownership, operation or conduct of the GAC Business or any acquired assets.

In the GAC Acquisition Agreement, the Company and Spectrum have made representations and warranties and have agreed to covenants relating to the GAC Acquisition. Among other things, prior to the consummation of the GAC Acquisition, Spectrum will be subject to certain business conduct restrictions with respect to its operation of the GAC Business and the Company and its subsidiaries will be subject to certain restrictions with respect to the issuance, sale, acquisition or redemption of the Company’s and such subsidiaries’ securities.

The Company and Spectrum have agreed to indemnify each other for certain losses that result from, relate to or arise out of certain breaches by the other party of the GAC Acquisition Agreement and for certain other matters. Among other things, pursuant to the terms in the GAC Acquisition Agreement, Spectrum has agreed to indemnify the Company for certain losses relating to liabilities retained by Spectrum, and the Company has agreed to indemnify Spectrum for liabilities assumed by the Company and the operation of the GAC Business from and after the Closing. Subject to the GAC Acquisition Agreement, Spectrum will indemnify the Company for certain losses relating to liabilities arising primarily out of or relating primarily to products sourced, manufactured, sold or distributed prior to the closing or arising primarily out of or relating primarily to pre-closing acts or omissions in connection with such products, subject to certain limits, and the Company will bear the risk for a portion of those losses.

Pursuant to the terms of a “go-shop” provision in the GAC Acquisition Agreement, during the period from the date of the GAC Acquisition Agreement through the 35th calendar day after such date (the “Go-Shop Period”), Spectrum and its subsidiaries and representatives may solicit, discuss and negotiate alternative proposals from third parties for the sale of more than 90% of the revenues, assets, liabilities and equity associated with the GAC Business provided that the definitive documentation for such proposals have no diligence, financing or other condition not provided to the Company under the GAC Acquisition Agreement (any such proposals, “Qualified Bids”). After the Go-Shop Period terminates, Seller may continue to negotiate for another five days only with a person that made a Qualified Bid that Spectrum`s board of directors determines in good faith constitutes a “Superior Proposal”, as defined in the Acquisition Agreement, or is reasonably likely to constitute a Superior Proposal within five days after termination of the Go-Shop Period. Subject to various limits and the terms and conditions provided for in the GAC Acquisition Agreement, Spectrum may enter into an alternative transaction with a bidder that has submitted a Qualified Bid that is a “Superior Proposal” during the period provided for in the GAC Acquisition Agreement and terminate the GAC Acquisition Agreement, provided that (a) Spectrum provides the Company with the specified notice (the “Notice Period”), (b) Spectrum negotiates reasonably with the Company during the Notice Period to make adjustments to the GAC Acquisition Agreement terms so that the Qualified Bid will no longer be a “Superior Proposal”, (c) Spectrum pays a $65 million termination fee to the Company, and (d) Spectrum and its board of directors determines in good faith that the Qualified Bid remains a “Superior Proposal”. Subject to the above go-shop rights, Spectrum agrees under the GAC Acquisition Agreement to customary “no shop” restrictions on its and its representatives’ ability to solicit, discuss and negotiate alternative acquisition proposals from third parties.

The Company and Spectrum have agreed to enter into related agreements ancillary to the GAC Acquisition that will become effective upon the consummation of the GAC Acquisition, including a transition services agreement and reverse transition services agreement as well as a Shareholder Agreement (as described below).

The consummation of the GAC Acquisition is subject to certain conditions to each party’s obligations, including, among other things, (i) the expiration or termination of required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the expiration or termination of certain waiting periods and the receipt of certain other antitrust approvals in certain specified foreign jurisdictions (the conditions contained in (i) and (ii) together, the “Antitrust Conditions”), (iii) the accuracy of the representations and warranties of the other party (generally subject to a customary material adverse effect standard (as described in the GAC Acquisition Agreement) or other customary materiality qualifications), (iv) the absence of governmental restrictions on the consummation of the GAC Acquisition in certain jurisdictions, and (v) compliance in all material respects by the other party with its covenants and agreements under the GAC Acquisition Agreement. The consummation of the GAC Acquisition is not subject to any financing condition.

The GAC Acquisition Agreement also contains certain termination rights, including the right of either party to terminate the GAC Acquisition Agreement if the consummation of the GAC Acquisition has not occurred on or before July 31, 2019 (the “Termination Date”) as well as the right to terminate for certain breaches of the GAC Acquisition Agreement which result in the failure of certain conditions to be satisfied, subject to certain limits. Further, if the GAC Acquisition has not been consummated by the Termination Date and all conditions precedent to the Company’s obligation to consummate the Acquisition have otherwise been satisfied except for one or more of the Antitrust Conditions, then the Company would be required to pay Spectrum a termination fee of $65 million. If the GAC Acquisition Agreement is terminated pursuant to the go-shop provision referenced above, then Spectrum would be required to pay the Company a termination fee of $65 million.

Shareholder Agreement

As a condition to the consummation of the GAC Acquisition, the Company will enter into a Shareholder Agreement (the “Shareholder Agreement”) with Spectrum. The Shareholder Agreement will contain a 24-month standstill provision applicable to Spectrum, pursuant to which, among other things, subject to certain exceptions contained in the Shareholder Agreement, Spectrum will be prohibited, either acting alone or in concert with others, from supporting or engaging in certain transactions involving the Company or seeking to knowingly or intentionally control or influence management, the board of directors (the “Board”) or policies of the Company with respect to such matters. In addition, for a period 18 months beginning on the Closing Date, subject to certain limitations and qualifications, Spectrum will be required to vote in favor of the Board’s director nominees and in accordance with the Board’s recommendations on all other matters at any meeting of the Company’s shareholders.

In addition, pursuant to the Shareholder Agreement, beginning after the 12 month anniversary of the Closing Date, the Company will be required, at the request of Spectrum, to use commercially reasonable efforts to file a shelf registration statement covering the resale by Spectrum in one or more registered offerings. Spectrum will also have certain rights to demand registration of Shares in an underwritten takedown under the shelf registration and to participate in certain registered underwritten public offerings by the Company. The Company will be subject to customary obligations regarding the registration of the Shares and any additional shares acquired by Spectrum (the “Additional Shares’), the maintenance of an active shelf registration statement and the offer and resale of the Shares and any Additional Shares, subject to customary limitations and exceptions, including the Company’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters. The Shareholders Agreement includes customary indemnification provisions in favor of Spectrum and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration. The Company will bear the costs of registration, as well as one-half of any roadshow expenses and the fees of Spectrum’s outside counsel, subject to certain limitations; Spectrum will be responsible for the selling expenses.

Pursuant to the Shareholder Agreement, Spectrum will agree not to transfer any of its Shares or other equity securities in the Company, or engage in certain hedging transactions from the closing of the GAC Acquisition until the day that is twelve months after the Closing Date and, following such period, subject to certain limitations, not to transfer any such Shares or other equity securities to any person or entity who would thereafter beneficially own more than 4.9% of the Company’s outstanding shares of equity securities after giving effect to such transaction. Following the 18 month anniversary of the Closing Date, the Company will have the right to repurchase any or all of the Shares then held by Spectrum or its affiliates for a purchase price per share equal to, as more specifically described in the Shareholder Agreement, the greater of the volume-weighted average sales price per share for the ten consecutive trading days beginning on the 12th trading day immediately preceding notice of the repurchase from the Company and 110% of the Common Stock VWAP, as defined above.

Financing of the Acquisition

The Company currently has in place financing commitments the proceeds of which will be used to refinance certain existing indebtedness of the Company (the “Existing Credit Facility”) and to pay a portion of the consideration in the GBL Acquisition pursuant to an approved form of credit agreement to be entered into with to the prospective lenders thereunder (“GBL Credit Agreement”). The Company has now obtained financing commitments the proceeds of which will be used by the Company to pay the cash consideration in respect of the GAC Acquisition and fees and expenses in connection with the GAC Acquisition. The new financing commitments include backstop credit facilities, the proceeds of which will be used to repay the Company’s outstanding indebtedness under the GBL Credit Agreement, if applicable, and to provide working capital and for other general corporate purposes in the event that certain amendments, if needed (the “Credit Agreement Amendment”) to the GBL Credit Agreement are not entered into and effective prior to the closing date of the GAC Acquisition. In addition, closing or termination of the GBL Acquisition Agreement is a condition precedent to the funding of the Facilities (as defined below). Pursuant to a commitment letter (the “Commitment Letter”), dated as of November 15, 2018, with Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc. Citicorp North America, Inc. and/or any of their affiliates, and JPMorgan Chase Bank, N.A. (together, the “Commitment Parties”), the Commitment Parties have committed to provide the Company with the following, in each case on the terms and subject to the conditions respectively set forth therein:

1. If the Credit Agreement Amendment does not become effective on or prior to the closing date for the GAC Acquisition, a senior secured first lien credit facilities consisting of:

(a) a $1,200 million senior secured first lien term loan B facility (the “Backstop Term Loan B Facility”); and

(b) a $400 million senior secured first lien revolving credit facility (the “Backstop Revolving Credit Facility” and, together with the Backstop Term Loan B Facility, the “Backstop Credit Facilities”); and

2. A $500 million senior secured first lien incremental term loan facility (the “Incremental Facility”); and

3. Senior unsecured bridge loans in an aggregate principal amount of up to $600 million (the “Bridge Facility”; together with the Backstop Credit Facilities and the Incremental Facility, the “Facilities”).

The Commitment Letter contemplates that the Company may issue common, preferred or other equity securities pursuant to a registered offering in lieu of a portion or all of the loans under the Incremental Facility and notes in capital market transactions or other private placements in lieu of a portion or all of the loans under the Bridge Facility. The funding of the Facilities is contingent upon the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation in accordance with the terms set forth in the Commitment Letter, and (ii) the consummation or termination of the GAC Acquisition in accordance with the GAC Acquisition Agreement.

*            *             *            *            *

The foregoing description of the GBL Amended Agreement, the GAC Acquisition Agreement, the Shareholder Agreement, the Commitment Letter and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to such agreements or, in the case of the Shareholder Agreement, the form thereof, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, Exhibit 2.2, Exhibit E to Exhibit 2.2 and 10.1, respectively, and are incorporated by reference herein.

The exhibits filed herewith have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Spectrum, the GBL Business or the GAC Business. In particular, the assertions embodied in the representations and warranties in the Acquisition Agreements were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Acquisition Agreements are not necessarily characterizations of the actual state of facts about the Company, Spectrum, or the respective Businesses at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Commitment Letter set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Stock Consideration issuable upon the consummation of the GAC Acquisition set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The issuance of the Stock Consideration is exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) the negotiations for the issuance of the securities took place directly between Spectrum and the Company; and (d) the recipient of the securities is an accredited investor.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the expected benefits of the Acquisitions, the manner in which the Acquisitions are expected to be financed and anticipated timing of the completion of the Acquisitions. These forward-looking statements generally are identified by the words “will,” “would,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) either or both of the Acquisitions may not be completed on the anticipated terms and timing or at all, (2) required regulatory approvals, including antitrust approvals, are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from either or both of the Acquisitions or cause the parties to abandon such Acquisitions, (3) a condition precedent to closing of either or both of the Acquisitions may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisitions, (5) the ability to obtain or consummate financing or refinancing related to the Acquisitions upon acceptable terms or at all, (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Acquisitions, (7) negative effects of the announcement or the consummation of the Acquisitions on the market price of the Company’s common stock, (8) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company’s operations after the consummation of the Acquisitions and on the other conditions precedent to the completion of the Acquisitions, (9) the risks and costs associated with, and the ability of the Company to, integrate the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the Acquisitions will harm the Company’s business, including current plans and operations, (11) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (12) the ability of the Company to retain and hire key personnel, (13) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Acquisitions or any of the other transactions contemplated by the Acquisition Agreements or cause the terms of the Acquisitions or any of the other transactions contemplated by the Acquisition Agreements to be modified, and (14) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent 10-K, 10-Q and 8-K reports. The Company does not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

2.1	Amended and Restated Acquisition Agreement, dated as of November 15, 2018, by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

2.2	Acquisition Agreement, dated as of November 15, 2018, by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

10.1	Commitment Letter, dated as of November 15, 2018, by and among Energizer Holdings, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc. Citicorp North America, Inc. and/or any of their affiliates, and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: November 15, 2018